                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 10, 1997
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                             PONTOTOC PRODUCTION, INC.
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter

          Nevada                   0-21313                84-1349552
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number

                         808 East Main, Ada, Oklahoma 74820
            ----------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code

                                 (580) 436-6100
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements for Pontotoc Production Company, Inc. for the years ended March 31, 1997 and 1996, and for the six months ended September 30, 1997 and 1996 are filed herewith:
                                     INDEX                               PAGE

1)  AUDITED FINANCIAL STATEMENTS OF PONTOTOC PRODUCTION COMPANY, INC.

    REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS  . . . . . . . .   3
    FINANCIAL STATEMENTS
       Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . .   4
       Statements of Earnings . . . . . . . . . . . . . . . . . . . . .   5
       Statements of Stockholders' Equity . . . . . . . . . . . . . . .   6
       Statements of Cash Flows . . . . . . . . . . . . . . . . . . . .  7-8
       Notes to Financial Statements. . . . . . . . . . . . . . . . . .  9-16

2)  UNAUDITED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1997 AND 1996
       Balance Sheets - Unaudited . . . . . . . . . . . . . . . . . . .   17
       Statements of Earnings - Unaudited . . . . . . . . . . . . . . .   18
       Statements of Cash Flows - Unaudited . . . . . . . . . . . . . .   19
       Note to Financial Statements - Unaudited . . . . . . . . . . . .   20

     (b) PRO FORMA FINANCIAL INFORMATION. Unaudited Pro Forma Financial Statements for Pontotoc Production Company, Inc. and Mahogany Capital, Inc. as of September 30, 1997 and for the year ended March 31, 1997 and the six months ended September 30, 1997 are filed herewith on pages 21-25.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    PONTOTOC PRODUCTION COMPANY, INC.

Dated:  February 19, 1998           By:/s/ James Robby Robson, Jr.
                                       James Robby Robson, Jr., President

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Pontotoc Production Company, Inc.

We have audited the accompanying balance sheets of Pontotoc Production Company, Inc., as of March 31, 1997 and 1996, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pontotoc Production Company, Inc., as of March 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                      /s/ Grant Thornton LLP
                                          GRANT THORNTON LLP
Oklahoma City, Oklahoma
December 18, 1997

                          PONTOTOC PRODUCTION COMPANY, INC.
                                  BALANCE SHEETS
                                      March 31,
          ASSETS                                    1997             1996
                                                -----------       ---------
CURRENT ASSETS
  Cash and cash equivalents (note A1)           $    87,499       $  23,055
  Trading securities (note A2)                        4,500            -
  Accounts receivable, net of allowance
   for doubtful accounts of $703 in 1997
   and $2,216 in 1996 (note A9)                     312,963         192,220
  Other (note A3)                                     6,306           3,163
                                                 ----------        --------
      Total current assets                          411,268         218,438

PROPERTY AND EQUIPMENT - AT COST, net (notes
  A4, B, and E)                                     163,091         172,803
OIL AND GAS PROPERTIES - AT COST, net,
  using the full cost method (notes A5, C,
  D, and E)                                       1,181,414         547,273
OTHER                                                 3,250           2,400
                                                 ----------        --------
                                                 $1,759,023        $940,914
                                                 ==========        ========

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                               $  107,981        $ 99,675
  Accrued and other current liabilities              24,000          19,666
  Income taxes payable (note F)                      17,688          31,648
  Deferred income taxes (notes A8 and F)             57,685          15,904
  Current portion of long-term debt (note E)        107,809          93,676
                                                 ----------        --------
      Total current liabilities                     315,163         260,569

LONG-TERM DEBT, less current maturities (note E)    314,994          26,386
DEFERRED INCOME TAXES (notes A8 and F)              252,551         130,638
COMMITMENTS AND CONTINGENCIES (note G)                 -               -
STOCKHOLDERS' EQUITY
  Common stock - $.50 par value; authorized,
   50,000 shares; issued and outstanding,
   10,800 shares                                      5,400           5,400
  Additional paid-in capital                        103,899         103,899
  Retained earnings                                 767,016         414,022
                                                 ----------        --------
                                                    876,315         523,321
                                                 ----------        --------
                                                 $1,759,023        $940,914
                                                 ==========        ========
The accompanying notes are an integral part of these statements.

                          PONTOTOC PRODUCTION COMPANY, INC.
                              STATEMENTS OF EARNINGS
                               Year ended March 31,
                                                    1997             1996
                                                 ----------       ---------
Operating revenues
  Oil and gas sales (notes A7 and A9)            $1,082,118        $511,862
  Well supervision fees and overhead
   reimbursements                                   112,830         112,484
  Other                                              21,153           9,678
                                                 ----------        --------
                                                  1,216,101         634,024

Operating costs and expenses
  Production                                        373,244         159,775
  Depreciation, depletion, and amortization          79,468          47,218
  General, administrative, and other                221,296         139,228
                                                 ----------        --------
                                                    674,008         346,221
                                                 ----------        --------
      Earnings from operations                      542,093         287,803

Other income                                        (17,325)        (21,691)
Interest expense                                     25,042          11,374
                                                 ----------        --------
      Earnings before income taxes                  534,376         298,120

Provision for income taxes                          181,382         104,286
                                                 ----------        --------
      NET EARNINGS                               $  352,994        $193,834
                                                 ==========        ========
The accompanying notes are an integral part of these statements.

                          PONTOTOC PRODUCTION COMPANY, INC.
                          STATEMENT OF STOCKHOLDERS' EQUITY
                         Years ended March 31, 1997 and 1996

                                             Additional
                             Common stock     paid-in     Retained
                            Shares   Amount   capital     earnings    Total
                            ------   ------  ----------   --------   --------
Balance at April 1, 1995    10,800   $5,400   $103,899    $220,188   $329,487

Net earnings                  -        -          -        193,834    193,834
                            ------   ------   --------    --------   --------
Balance at March 31, 1996   10,800    5,400    103,899     414,022    523,321

Net earnings                  -        -          -        352,994    352,994
                            ------   ------   --------    --------   --------
Balance at March 31, 1997   10,800   $5,400   $103,899    $767,016   $876,315
                            ======   ======   ========    ========   ========
The accompanying notes are an integral part of these statements.

                          PONTOTOC PRODUCTION COMPANY, INC.
                              STATEMENTS OF CASH FLOWS
                                 Year ended March 31,
                                                        1997         1996
                                                     ---------     ---------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
  Net earnings                                       $ 352,994     $ 193,834
  Adjustments to reconcile net earnings to net
   cash provided by operating activities
    Depreciation, depletion, and amortization           79,468        47,218
    Deferred income taxes                              163,694        72,638
    Gain on sale of property and equipment             (16,232)         -
    Net unrealized loss on trading securities            3,950          -
    Change in assets and liabilities
     (Increase) decrease in
       Trading securities                               (8,450)       56,576
       Accounts receivable, net                       (120,743)     (117,969)
       Other current assets                             (3,143)       (3,642)
       Other assets                                       (850)         -
    Increase (decrease) in
      Accounts payable                                 (18,058)       44,099
      Accrued and other current liabilities              4,334         4,031
      Income taxes payable                             (13,960)       26,404
                                                     ---------     ---------
      Net cash provided by operating activities        423,004       323,189

Cash flows from investing activities
  Purchase of property and equipment                   (49,829)      (81,711)
  Proceeds on sales of property and equipment           34,520          -
  Oil and gas property dispositions                    154,181       118,578
  Oil and gas property additions                      (800,173)     (216,790)
                                                     ---------     ---------
      Net cash used in investing activities           (661,301)     (179,923)

Cash flows from financing activities
  Long-term borrowings                                 502,600        32,046
  Repayment of borrowings                             (199,859)     (152,257)
                                                     ---------     ---------
      Net cash provided by (used in) financing
       activities                                      302,741      (120,211)
                                                     ---------     ---------
      NET INCREASE IN CASH AND CASH EQUIVALENTS         64,444        23,055

Cash and cash equivalents at beginning of year          23,055          -
                                                     ---------     ---------
Cash and cash equivalents at end of year             $  87,499     $  23,055
                                                     =========     =========

                          PONTOTOC PRODUCTION COMPANY, INC.
                              STATEMENTS OF CASH FLOWS
                                    (Continued)
                                                      Year ended March 31,
                                                        1997         1996
                                                     ---------     ---------
Supplemental Cash Flow Information

Cash paid during the year for:
-----------------------------
  Interest                                           $  25,042     $  11,374
  Income taxes                                          31,648         5,244

Noncash investing and financing activities:
------------------------------------------
During 1997, oil and gas property additions included depreciation on oil field service equipment of $16,391 and additions of $26,364 financed through accounts payable.

During 1996, oil and gas property additions included depreciation on oil field service equipment of $13,478 and additions of $19,020 financed through accounts payable.

The accompanying notes are an integral part of these statements.

                          PONTOTOC PRODUCTION COMPANY, INC.
                           NOTES TO FINANCIAL STATEMENTS
                               March 31, 1997 and 1996

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

The major operations of Pontotoc Production Company, Inc. (the "Company") consist of exploration, production, and sale of crude oil and natural gas in the United States with an area of concentration in shallow reserves in the vicinity of Pontotoc County, Oklahoma. Other business segments are not a significant factor in the Company's operation.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1.   Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less and money market funds to be cash equivalents.

The Company maintains its cash in bank deposit accounts and money market funds which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on such accounts.

2.   Trading Securities

Trading securities are carried at fair value with unrealized gains and losses included in earnings.

3.   Futures Contracts

The Company contracts to sell crude oil at future dates at prices based on then current market prices. Due to wide fluctuations in the market prices for crude oil, the Company frequently enters into futures contracts to hedge the price risk associated with anticipated sales. At March 31, 1997, the Company has entered into futures contracts settling at various dates through August 1997. Gains and losses on these contracts will be recognized concurrently with the revenues from the associated exposures.

Futures contracts entered into to protect the sales price of oil to be physically delivered in fiscal year 1998 were settled in fiscal year 1997. The loss on these futures contracts at March 31, 1997 and 1996 of approximately $6,300 and $3,200, respectively, has been deferred and will be recognized concurrently with the revenues from the associated exposures in 1998. These deferred amounts are reflected in other current assets at March 31, 1997.

4.   Property and Equipment

Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using an accelerated method. Estimated useful lives are as follows:

      Furniture, fixtures, and office equipment     5-7 years
      Automobiles and trucks                          5 years
      Buildings                                      28 years
      Leasehold improvements                          7 years
      Oil field service equipment                   5-7 years

5.   Oil and Gas Properties

The full cost method of accounting is used to account for oil and gas properties. Under this method of accounting, all costs incident to the acquisition, exploration, and development of properties (both developed and undeveloped), including costs of abandoned leaseholds, lease rentals, unproductive wells, and well drilling and equipment costs, are capitalized. These costs as well as future development costs on undeveloped properties are amortized using the units-of-production method. The units-of-production method is based primarily on estimates of reserve quantities. Due to uncertainties inherent in this estimation process, it is at least reasonably possible that reserve quantities will be revised significantly in the near term. If the Company's unamortized costs exceed the cost center ceiling (defined as the sum of the present value, discounted at 10%, of estimated future net revenues from proved reserves, less related income tax effects), the excess is charged to expense in the year in which the excess occurs. Generally, no gains or losses are recognized on the sale or disposition of oil and gas properties. Income in connection with contractual services performed on wells in which the Company has an economic interest is credited to oil and gas properties as a component of the full cost pool.

6.   Long-Lived Assets

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

7.   Revenue Recognition

Oil and gas sales are recognized when the product is transported from the well site. Well supervision fees and overhead reimbursements from producing properties are recognized when the services are performed.

8.   Income Taxes

Deferred income taxes are provided for significant carryforwards and temporary differences between the tax basis of an asset or liability and its reported amount in the financial statements that will result in taxable or deductible amounts in future years. Deferred income tax assets or liabilities are determined by applying the presently enacted tax rates and laws.

A valuation allowance for deferred tax assets is required when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management believes a valuation allowance is not required for deferred tax assets.

9.   Concentrations of Credit Risk and Major Customers

The Company extends credit to purchasers of oil and natural gas which are primarily large energy companies. The Company had one purchaser whose purchases were 89% and 84%, respectively, of total revenues for the years ended March 31, 1997 and 1996 and were 92% and 85%, respectively, of accounts receivable at March 31, 1997 and 1996.

10.  Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates based on management's knowledge and experience. Actual results could differ from those estimates.

NOTE B - PROPERTY AND EQUIPMENT

Major classes of property and equipment consisted of the following at March
31:
                                                      1997         1996
                                                    ---------    ---------
     Furniture, fixtures, and office equipment      $ 38,879     $ 37,256
     Automobiles and trucks                          129,292      138,907
     Buildings                                        23,605       30,730
     Leasehold improvements                            5,281        5,281
     Oil field service equipment                     221,799      186,380
                                                    --------     --------
                                                     418,856      398,554
        Less accumulated depreciation and
         amortization                                295,265      265,251
                                                    --------     --------
                                                     123,591      133,303
     Land                                             39,500       39,500
                                                    --------     --------
                                                    $163,091     $172,803
                                                    ========     ========
NOTE C - OIL AND GAS INFORMATION

The costs related to the oil and gas activities of the Company were incurred as follows:
                                                     Year ended March 31,
                                                      1997         1996
                                                    --------     --------
     Property acquisition costs                     $662,386     $239,636
     Development costs                              $180,542     $  9,652

The Company had the following aggregate capitalized costs relating to the Company's oil and gas activities at March 31:
                                                      1997          1996
                                                    ----------    --------
     Proved oil and gas properties                  $1,243,182    $568,627
     Unproved oil and gas properties                    26,231      12,039
     Less accumulated depreciation, depletion,
      and amortization                                 (87,999)    (33,393)
                                                    ----------    --------
                                                    $1,181,414    $547,273
                                                    ==========    ========

Depreciation, depletion, and amortization expense amounted to $1.00 and $.58 per equivalent barrel of production for the years ended March 31, 1997 and 1996, respectively.

NOTE D - OIL AND GAS RESERVE DATA (UNAUDITED)

The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of the Company's reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located in the United States.

Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

The standardized measure of discounted future new cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10% a year to reflect the estimated timing of the future cash flows.

The following summaries of changes in reserves and standardized measure of discounted future net cash flows were prepared from estimates of proved reserves developed by an independent petroleum engineer.

                        Summary of Changes in Proved Reserves

                                                Year ended March 31,
                                              1997                1996
                                      -------------------   -----------------
                                         Bbls       Mcf       Bbls      Mcf
Proved developed and undeveloped      ---------   -------   -------   -------
 reserves
   Beginning of year                    949,589   248,487   755,805   104,352
   Extensions and discoveries            10,897      -         -         -
   Purchase of minerals in place        425,696   208,341   218,329   178,335
   Production                           (47,007)  (45,660)  (24,545)  (34,200)
                                      ---------   -------   -------   -------
   End of year                        1,339,175   411,168   949,589   248,487
                                      =========   =======   =======   =======
Proved developed reserves
   Beginning of year                    636,085   248,487   499,390   104,352
   End of year                          753,284   411,168   636,085   248,487

                Standardized Measure of Discounted Future Net Cash Flows
                         Relating to Proved Oil and Gas Reserves

                                                            March 31,
                                                       1997          1996
                                                    -----------   -----------
Future oil and gas revenues                         $28,517,891   $20,034,428
Future production and development costs              (7,396,248)   (5,851,123)
                                                    -----------   -----------
Future net cash flows before income taxes            21,121,643    14,183,305
Future income taxes                                  (7,190,087)   (4,907,424)
                                                    -----------   -----------
Future net cash flows after income taxes             13,931,556     9,275,881
Discounted at 10% for estimated timing of
  cash flows                                         (6,007,365)   (4,479,455)
                                                    -----------   -----------
Standardized measure of discounted future net
  cash flows                                        $ 7,924,191   $ 4,796,426
                                                    ===========   ===========

Changes in Standardized Measure of Discounted Future Net Cash Flows
              Related to Proved Oil and Gas Reserves

                                                      Year Ended March 31,
                                                      1997          1996
                                                   -----------   -----------
Sales and transfers of oil and gas produced,
  net of production costs                          $ (708,874)   $  (352,087)
Development costs incurred                            180,542          9,652
Extensions and discoveries, less related costs         77,637           -
Net change in income taxes                         (1,546,490)    (1,266,190)
Accretion of discount                                 808,448        417,307
Purchase of minerals in place                       4,178,365      3,380,312
Net changes in production costs and other             138,137        120,874
                                                   ----------     ----------
      Net increase                                  3,127,765      2,309,868

Balance at beginning of year                        4,796,426      2,486,558
                                                   ----------     ----------
Balance at end of year                             $7,924,191     $4,796,426
                                                   ==========     ==========
NOTE E - LONG-TERM DEBT

Long-term debt consisted of the following at March 31:
                                                        1997        1996
                                                      --------     --------
Note payable to Citizens Bank of Ada ("Citizens")
bearing interest at 7.0%; payable in monthly
installments of $2,755; collateralized by oil
and gas properties                                    $      -     $  4,214

Note payable to Citizens bearing interest at
8.25%; payable in monthly installments of
$2,758; collateralized by oil and gas properties             -       42,006

Note payable to Citizens bearing interest at 10.0%;
payable in monthly installments of $533 through
April 2000; collateralized by property and equipment    16,856       21,768

Note payable to Citizens bearing interest at 7.4%;
payable in monthly installments of $302 through May
1998; collateralized by property and equipment           4,036        7,228

Note payable to Citizens bearing interest at 8.75%;
payable in monthly installments of $12,171 through
October 2000; collateralized by oil and gas
properties                                             395,058            -

Other notes payable                                      6,853       44,846
                                                      --------     --------
                                                       422,803      120,062
     Less current maturities                           107,809       93,676
                                                      --------     --------
                                                      $314,994     $ 26,386
                                                      ========     ========

Maturities of long-term debt at March 31, 1997 are as follows:

          1998                                        $107,809
          1999                                         147,450
          2000                                         149,814
          2001                                          17,730
                                                      --------
                                                      $422,803
                                                      ========
NOTE F - INCOME TAX EXPENSE

The components of income tax expense are as follows:

                                                      Year Ended March 31,
                                                      1997           1996
                                                    --------       --------
Current
  Federal                                           $ 13,223       $ 27,700
  State                                                4,465          3,948
                                                    --------       --------
                                                      17,688         31,648
Deferred                                             163,694         72,638
                                                    --------       --------
                                                    $181,382       $104,286
                                                    ========       ========

Deferred tax assets and liabilities consisted of the following at March 31:

                                                      1997           1996
                                                    --------       --------
Assets
  Investments                                       $  4,138       $   -
  Alternative minimum tax credit carryforward          7,153         14,668
                                                    --------       --------
                                                    $ 11,291       $ 14,668
                                                    ========       ========

Liabilities
  Conversion from accrual to cash basis             $ 68,976       $ 30,572
  Property and equipment                               6,254          6,254
  Oil and gas properties                             242,875        119,467
  Other                                                3,422          4,917
                                                    --------       --------
                                                    $321,527       $161,210
                                                    ========       ========

The effective tax rate on earnings before income taxes differs from the federal statutory tax rate. The following summary reconciles taxes at the federal statutory tax rate with actual taxes for the years ended March 31:

                                                      1997           1996
                                                    --------       --------
Computed federal tax provision                      $181,688       $101,361
Increase (decrease) in tax from
  Allowable percentage depletion in excess of
   depletion for financial statements                (16,594)        (4,194)
  Nondeductible expenses                               2,881          2,536
  State taxes, net of federal income tax benefit      21,161         11,806
  Other                                               (7,754)        (7,223)
                                                    --------       --------
      Provision for income taxes                    $181,382       $104,286
                                                    ========       ========

NOTE G - COMMITMENTS AND CONTINGENCIES

1.   Leases

The Company conducts its operations from facilities which are leased from an affiliate under an operating lease. The lease calls for monthly rentals of $1,000 and is on a month-to-month basis.

The Company leases certain equipment used in operations. This lease is classified as an operating lease for financial reporting purposes. The lease term is five years and provides for payments of $2,400 in 1998.

Rent expense for the years ended March 31, 1997 and 1996 was $14,802 and $12,330, respectively.

2.   Other

The Company is involved in various legal actions relating to its operations. Management believes that losses, if any, arising from such actions will not be material to the Company's financial position or results of operations.

NOTE H - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments as of March 31, 1997 and 1996 as required by SFAS No. 107, "Disclosure About Fair Value of Financial Instruments". Such information, which pertains to the Company's financial instruments, is based upon the requirements of SFAS No. 107 and does not purport to represent the aggregate net fair value of the Company. The carrying amounts in the table are the amounts at which the financial instruments are reported in the financial statements.

All of the Company's financial instruments are held for purposes other than trading except for trading securities. The carrying amounts of cash and cash equivalents approximate fair values of such assets. The carrying amounts of trading securities approximate fair values of such assets as carrying values are adjusted to quoted market prices. Estimated fair value of fixed rate long-term debt is the discounted amount of future cash flows using the Company's current incremental rate of borrowing for similar liabilities.

                                       1997                     1996
                               ---------------------    ---------------------
                               Carrying   Estimated     Carrying   Estimated
                                amount    fair value     amount    fair value
                               ---------  ----------    ---------  ----------
Financial assets
  Cash and cash equivalents    $  87,499  $  87,499     $  23,055  $  23,055
  Trading securities               4,500      4,500          -          -
Financial liabilities
  Fixed rate long-term debt     (422,803)  (419,196)     (120,062)  (116,252)

NOTE I - SUBSEQUENT EVENT

On December 10, 1997, the Company was acquired by Mahogany Capital, Inc. ("Mahogany") through exchange of 100% of the issued and outstanding shares of the Company's common stock for approximately 84% of the then issued and outstanding shares of Mahogany's common stock.

                          PONTOTOC PRODUCTION COMPANY, INC.
                            BALANCE SHEETS - UNAUDITED

                                                        September 30,
                 ASSETS                             1997             1996
                                                 ----------       ----------
CURRENT ASSETS
  Cash and cash equivalents                      $  145,620       $  200,283
  Trading securities                                  4,500           21,950
  Accounts receivable, net                          389,919          241,970
  Other                                              10,517            3,163
                                                 ----------       ----------
      Total current assets                          550,556          467,366

PROPERTY AND EQUIPMENT - AT COST, net               127,560          128,828

OIL AND GAS PROPERTIES - AT COST, net, using
  the full cost method                            1,680,049          517,078
OTHER                                                 4,900            2,400
                                                 ----------       ----------
                                                 $2,363,065       $1,115,672
                                                 ==========       ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                               $  140,671       $  138,574
  Accrued and other current liabilities              24,257           17,482
  Income taxes payable                               29,239           24,846
  Deferred income taxes                              74,798           36,819
  Current portion of long-term debt                 195,059           57,566
                                                 ----------       ----------
      Total current liabilities                     464,024          275,287

LONG-TERM DEBT, less current maturities             489,066           16,237

DEFERRED INCOME TAXES                               318,877          156,964

COMMITMENTS AND CONTINGENCIES                          -                -

STOCKHOLDERS' EQUITY
  Common stock - $.50 par value; authorized,
   50,000 shares; issued and outstanding,
   10,800 shares                                      5,400            5,400
  Additional paid-in capital                        103,899          103,899
  Retained earnings                                 981,799          557,885
                                                 ----------       ----------
                                                  1,091,098          667,184
                                                 ----------       ----------
                                                 $2,363,065       $1,115,672
                                                 ==========       ==========

The accompanying note is an integral part of these statements.

                         PONTOTOC PRODUCTION COMPANY, INC.
                        STATEMENTS OF EARNINGS - UNAUDITED

                                                Six months ended September 30,
                                                    1997             1996
                                                  --------         --------
Operating revenues
  Oil and gas sales                               $880,474         $345,593
  Well supervision fees and overhead
   reimbursements                                   39,280           65,481
  Other                                              9,392            8,334
                                                  --------         --------
                                                   929,146          419,408

Operating costs and expenses
  Production                                       404,074          127,353
  Depreciation, depletion, and amortization         51,059           21,853
  General, administrative, and other               126,334           73,660
                                                  --------         --------
                                                   581,467          222,866
                                                  --------         --------
      Earnings from operations                     347,679          196,542

Other income                                        (5,789)         (18,782)
Interest expense                                    21,796            3,322
                                                  --------         --------
      Earnings before income taxes                 331,672          212,002

Provision for income taxes                         116,889           68,139
                                                  --------         --------
      NET EARNINGS                                $214,783         $143,863
                                                  ========         ========

The accompanying note is an integral part of these statements.

                           PONTOTOC PRODUCTION COMPANY, INC.
                         STATEMENTS OF CASH FLOWS - UNAUDITED

                                               Six months ended September 30,
                                                    1997             1996
                                                  ---------        --------
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
  Net earnings                                    $ 214,783        $143,863
  Adjustments to reconcile net earnings to net
   cash provided by operating activities
    Depreciation, depletion, and amortization        95,700          54,027
    Deferred income taxes                            83,439          47,241
    Gain on sale of property and equipment           (3,509)        (16,232)
    Change in assets and liabilities
      (Increase) decrease in
       Trading securities                              -            (21,950)
       Accounts receivable, net                     (76,956)        (49,750)
       Other current assets                          (4,211)           -
       Other assets                                  (1,650)           -
      Increase (decrease) in
       Accounts payable                              32,690          38,899
       Accrued and other current liabilities            257          (2,184)
       Income taxes payable                          11,551          (6,802)
                                                  ---------        --------
       Net cash provided by operating activities    352,094         187,112

Cash flows from investing activities
  Purchase of property and equipment                (43,073)        (17,213)
  Proceeds on sales of property and equipment        22,592          34,521
  Oil and gas property dispositions                  24,322          49,914
  Oil and gas property additions                   (559,136)        (30,847)
                                                  ---------        --------
      Net cash provided by (used in) investing
       activities                                  (555,295)         36,375

Cash flows from financing activities
  Long-term borrowings                              440,116            -
  Repayment of borrowings                          (178,794)        (46,259)
                                                  ---------        --------
      Net cash provided by (used in) financing
       activities                                   261,322         (46,259)
                                                  ---------        --------
      NET INCREASE IN CASH AND CASH EQUIVALENTS      58,121         177,228

Cash and cash equivalents at beginning of period     87,499          23,055
                                                  ---------        --------
Cash and cash equivalents at end of period        $ 145,620        $200,283
                                                  =========        ========

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the period for:
  Interest                                        $  21,796        $  3,322
  Income taxes                                       21,899          27,700

The accompanying note is an integral part of these statements.

                         PONTOTOC PRODUCTION COMPANY, INC.
                      NOTE TO FINANCIAL STATEMENTS - UNAUDITED
                            September 30, 1997 and 1996

NOTE A - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The major operations of Pontotoc Production Company, Inc. (the "Company") consist of exploration, production, and sale of crude oil and natural gas in the United States with an area of concentration in shallow reserves in the vicinity of Pontotoc County, Oklahoma. Other business segments are not a significant factor in the Company's operation.

The interim financial statements included herein have been prepared by the Company without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted; however, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of the Company, all adjustments necessary to present fairly the financial position of Pontotoc Production Company, Inc., as of September 30, 1997 and 1996, and the results of operations and cash flows for the six months ended September 30, 1997 and 1996 have been included and are of a normal, recurring nature. The results of operations for such interim periods are not necessarily indicative of the results for the full year. It is suggested that these interim financial statements be read in conjunction with the Company's March 31, 1997 and 1996 audited financial statements.

PRO FORMA COMBINED FINANCIAL STATEMENTS - UNAUDITED

The following unaudited pro forma financial statements are derived from the historical financial statements of Pontotoc Production Company, Inc. and Mahogany Capital, Inc. and give pro forma effect to their combination on December 10, 1997. These pro forma statements should be read in conjunction with those historical financial statements and related notes. The pro forma financial statements do not purport to be indicative of the results that would actually have been obtained if the combination had been in effect on the dates indicated, or that may be obtained in the future.

                        PONTOTOC PRODUCTION COMPANY, INC.
                   PRO FORMA COMBINED BALANCE SHEET - UNAUDITED

                                September 30, 1997

                                      Historical             Pro forma
                                -------------------   -----------------------
          ASSETS                Pontotoc   Mahogany   Adjustments    Combined
                                ---------- --------   -----------  ----------
CURRENT ASSETS
  Cash and cash equivalents     $  145,620 $    135                $  145,755
  Trading securities                 4,500       -                      4,500
  Accounts receivable, net         389,919       -                    389,919
  Other                             10,517       -                     10,517
                                ----------  -------                ----------
      Total current assets         550,556      135                   550,691

PROPERTY AND EQUIPMENT, net        127,560       -                    127,560
OIL AND GAS PROPERTIES, net      1,680,049       -                  1,680,049
OTHER                                4,900      187     (187)(a)        4,900
                                ---------- --------                ----------
                                $2,363,065 $    322                $2,363,200
                                ========== ========                ==========

  LIABILITIES AND STOCKHOLDERS'
             EQUITY

CURRENT LIABILITIES
  Accounts payable              $  140,671 $    441                $  141,112
  Accrued and other current
   liabilities                      24,257       -                     24,257
  Income taxes payable              29,239       -                     29,239
  Deferred income taxes             74,791       -                     74,791
  Current portion of long-term
   debt                            195,059       -                    195,059
                                ---------- --------                ----------
      Total current liabilities    464,024      441                   464,465

LONG-TERM DEBT, less current
  maturities                       489,066       -                    489,066

DEFERRED INCOME TAXES              318,877       -                    318,877

STOCKHOLDERS' EQUITY
  Common stock                       5,400      125     (5,150)(b)        375
  Additional paid-in capital       103,899   14,875    (10,156)(b)    108,618
  Retained earnings (deficit)      981,799  (15,119)    15,119 (b)    981,799
                                ---------- --------                 ---------
                                 1,091,098     (119)                1,090,792
                                ---------- --------                ----------
                                $2,363,065 $    322                $2,363,200
                                ========== ========                ==========

The accompanying note is an integral part of these statements.

                PONTOTOC PRODUCTION COMPANY, INC.
           PRO FORMA STATEMENT OF EARNINGS - UNAUDITED

                                       Historical
                                  --------------------
                                   Pontotoc  Mahogany
                                  ---------- ---------
                                             Inception
                                             (June 14,
                                    For the    1996)
                                  Year Ended    to           Pro Forma
                                   March 31, March 31, --------------------
                                     1997      1997    Adjustments   Combined
                                  ---------- --------  ----------- ----------
Operating revenues
  Oil and gas sales               $1,082,118 $     -               $1,082,118
  Well supervision and overhead
   reimbursements                    112,830       -                  112,830
  Other                               21,153       -                   21,153
                                  ---------- --------              ----------
                                   1,216,101       -                1,216,101

Operating costs and expenses
  Production                         373,244       -                  373,244
  Depreciation, depletion, and
   amortization                       79,468       38     (38)(a)      79,468
  General, administrative, and
   other                             221,296   13,218                 234,514
                                  ---------- --------               ---------
                                     674,008   13,256                 687,226
                                  ---------- --------              ----------
      Earnings (loss) from
       operations                    542,093  (13,256)                528,875

Other income                         (17,325)      -                  (17,325)
Interest expense                      25,042       -                   25,042
                                  ---------- --------              ----------
      Earnings (loss) before
       income taxes                  534,376  (13,256)                521,158

Provision for income taxes           181,382       -   (4,494)(c)     176,888
                                  ---------- --------              ----------

      NET EARNINGS (LOSS)         $  352,994 $(13,256)             $  344,270
                                  ========== ========              ==========
Weighted average common shares
  outstanding                                                       3,750,000
                                                                   ==========
Pro forma earnings per share                                       $      .09
                                                                   ==========
The accompanying notes are an integral part of these statements.

                PONTOTOC PRODUCTION COMPANY, INC.
           PRO FORMA STATEMENT OF EARNINGS - UNAUDITED

           For the six months ended September 30, 1997

                                        Historical            Pro forma
                                    -------------------  ---------------------
                                    Pontotoc  Mahogany   Adjustments  Combined
                                    --------  ---------  ----------- --------
Operating revenues
  Oil and gas sales                 $880,474  $   -                  $880,474
  Well supervision and overhead
   reimbursements                     39,280      -                    39,280
  Other                                9,392      -                     9,392
                                    --------  -------               ---------
                                     929,146      -                   929,146

Operating costs and expenses
  Production                         404,074      -                   404,074
  Depreciation, depletion, and
   amortization                       51,059      25        (25)(a)    51,059
  General, administrative, and
   other                             126,334   1,838                  128,172
                                    --------  ------                ---------
                                     581,467   1,863                  583,305
                                    --------  ------                ---------
      Earnings (loss) from
       operations                    347,679  (1,863)                 345,841

Other income                          (5,789)     -                    (5,789)
Interest expense                      21,796      -                    21,796
                                    --------  ------                ---------
      Earnings (loss) before
       income taxes                  331,672  (1,863)                 329,834

Provision for income taxes           116,889      -     (4,745)(c)    112,144
                                    -------- -------                ---------
       NET EARNINGS (LOSS)          $214,783 $(1,863)               $ 217,690
                                    ======== =======                =========
Weighted average common shares
  outstanding                                                       3,750,000
                                                                    =========
Pro forma earnings per share                                        $     .06
                                                                    =========
The accompanying notes are an integral part of these statements.

                PONTOTOC PRODUCTION COMPANY, INC.
   NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS - UNAUDITED

NOTE A - BASIS OF PRESENTATION

On December 10, 1997, Pontotoc Production Company, Inc. ("Pontotoc") was acquired by Mahogany Capital, Inc. ("Mahogany"), a nonoperating public shell corporation, through exchange of 100% of the issued and outstanding shares of Pontotoc's common stock for approximately 84% of the then issued and outstanding shares of Mahogany's common stock. Mahogany's legal name was changed to Pontotoc Production, Inc. The acquisition is considered to be a capital transaction, in substance equivalent to the issuance of stock by Pontotoc for the net monetary assets of Mahogany, accompanied by a recapitalization of Pontotoc. The accompanying pro forma combined balance sheet has been presented as if the acquisition occurred on September 30, 1997 and the accompanying pro forma combined statements of earnings for the year ended March 31, 1997 and the six months ended September 30, 1997 have been prepared as if the acquisition was consummated on April 1, 1996.

NOTE B - PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the assumed effect of the combination on the balance sheet as of September 30, 1997 and statements of earnings assuming the acquisition was consummated on April 1, 1996. The accompanying pro forma balance sheet and statements of earnings reflect the following adjustments:

(a) To eliminate organization costs and related amortization expense on Mahogany.

(b) To eliminate Mahogany equity and deficit as of September 30, 1997, record the recapitalization of Pontotoc with 3,165,000 shares of $.0001 par value common stock, and the issuance of 585,000 shares of $.0001 par value common stock for the net assets of Mahogany.

(c)  To record estimated income tax benefit at consolidated effective rate.
                                    -25-